Exhibit 10.1

AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of July 20, 2023, by and between Edify Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated January 14, 2021, as amended on December 22, 2022, by and between the parties hereto (the “Trust Agreement”).

WHEREAS, $276,000,000 of the gross proceeds from the Offering and sale of the Private Placement Warrants was deposited into the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to liquidate the Trust Account and distribute the Property in the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a Termination Letter; or (y) the date which is 30 months after the closing of the Offering if a Termination Letter has not been received by the Trustee prior to such date;

WHEREAS, Section 6(d) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may not be modified, amended or deleted without the affirmative vote of sixty-five percent (65%) of the then outstanding shares of Common Stock and Class B common stock, par value $0.0001 per share, of the Company, voting together as a single class;

WHEREAS, the Company obtained the requisite vote of the stockholders of the Company to approve this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Section 1(i). Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i)	Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes or to fund the Company’s working capital requirements (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses in the case of a Termination Letter in the form of Exhibit B hereto), only as directed in the Termination Letter and the other documents referred to therein; or (y) July 20, 2023 (the “Deadline Date”) (provided that the Board, in its discretion, upon written notice to the Trustee, may extend the Deadline Date by (i) three months on a single occasion (the “Initial Extension”) and (ii) following the Initial Extension, one month each on up to three occasions (each, a “Subsequent Extensions”), but in no event to a date later than January 20, 2024 (or, in each case, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, the next date upon which the Office of the Delaware Division of Corporations shall be open)) if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes or to fund the Company’s working capital requirements (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; provided, however, that the Company or Colbeck Edify Holdings, LLC (or their respective affiliates or permitted designees) will deposit into the Trust Account (i) the lesser of (a) $225,000 and (b) $0.15 for each issued and outstanding share of the Company’s Class A common stock, par value $0.0001 per share, issued in the Offering (the “Public Shares”) that has not been redeemed for the Initial Extension and (ii) the lesser of (a) $75,000 and (b) $0.05 for each issued and outstanding Public Share that has not been redeemed for each Subsequent Extension (each, a “Contribution”);; provided further, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;”

2. Amendment to Definitions.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement. The following defined term in the Trust Agreement shall be amended and restated in their entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement, dated January 14, 2021, by and between Edify Acquisition Corp. and Continental Stock Transfer & Trust Company, as amended by Amendment No. 1 to the Investment Management Trust Agreement, dated December 22, 2022, and as further amended by Amendment No. 2 to Investment Management Trust Agreement dated July 20, 2023.; and

3.1.	Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

3.2.	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.3.	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.4.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

3.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

3.6.	Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

EDIFY ACQUISITION CORP.

By:	/s/ Morris Beyda
	Name:	Morris Beyda
	Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

[Signature Page to Amendment to Investment Management Trust Agreement]

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